UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 27, 2009

Date of Report (Date of earliest event reported)

SPANSION INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51666	20-3898239
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

915 DeGuigne Drive

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 962-2500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 27, 2009, the Compensation Committee of the Board of Directors (the “Committee”) of Spansion Inc. (the “Company”) approved a Key Employee Incentive Plan (“KEIP Plan”), under which certain vice presidents of the Company, including named executive officers but excluding the Chief Executive Officer, will receive performance-based cash bonuses of (i) up to 35 percent of their respective base salaries if the Company achieves certain cash and earnings before interest, taxes, depreciation and amortization (“EBITDA”) objectives by October 1, 2009; (ii) 35 percent of their respective base salaries if the Company achieves certain other EBITDA objectives by April 1, 2010; and (iii) up to an additional 30 percent of their respective base salaries if the Company exceeds certain other EBITDA objectives by April 1, 2010. The KEIP Plan was approved by the U.S. Bankruptcy Court.

Item 8.01 Other Events

On August 27, 2009, the Committee also approved a retention plan, a sales incentive plan and award programs (collectively, the “Employee Plans”) for employees not participating in the KEIP Plan referred to in Item 5.02 above. The objective of these plans and programs is to retain, reward, incentivize and attract qualified employees throughout the Company. Under the retention plan, employees may generally receive bonuses of between two and 30 percent of their respective base salaries if they remain employed by the Company as of certain dates in fiscal 2009 and 2010. Under the sales incentive plan, employees directly responsible for the sale of products may generally achieve bonuses between 15 and 50 percent of their respective base salaries if they achieve certain individual and corporate performance objectives. Under the award programs, the Company’s management may provide discretionary cash bonuses to individual employees for their contributions to the Company. The Employee Plans were approved by the U.S. Bankruptcy Court.

[Signature Page Follows]

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 28, 2009	SPANSION INC.

	By:	/s/ Randy W. Furr
	Name:	Randy W. Furr
	Title:	Executive Vice President and Chief Financial Officer

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